                            HUNT MANUFACTURING CO.
                                    ------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on April 19, 1995
                                    ------

To Our Shareholders:

   The Annual Meeting of Shareholders of Hunt Manufacturing Co. will be held at 10:00 o'clock a.m. on April 19, 1995, on the 19th floor, Hotel Atop The Bellevue, Broad and Walnut Streets, 1415 Chancellor Court, Philadelphia, Pennsylvania, for the following purposes:

       1. To elect four directors to serve for a three-year term;

       2. To vote on a proposal to ratify the appointment of independent accountants; and

       3. To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on February 17, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

   All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.


                                      By order of the Board of Directors,




                                      WILLIAM E. CHANDLER, Secretary


March 3, 1995

                            HUNT MANUFACTURING CO.
                             One Commerce Square
                              2005 Market Street
                            Philadelphia, PA 19103
                                    ------
                               PROXY STATEMENT
                                    ------

   This proxy statement, which is being sent to shareholders on or about March 8, 1995, is furnished in connection with the solicitation of proxies by the Board of Directors of Hunt Manufacturing Co. (the "Company") for use at the forthcoming Annual Meeting of Shareholders (the "Meeting") to be held on April 19, 1995, and at any adjournments thereof.

   At the close of business on February 17, 1995, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were outstanding an aggregate of 16,081,153 of the Company's Common Shares. Pursuant to the Company's 1990 shareholders' Rights Agreement, rights to purchase securities of the Company under certain circumstances are deemed to be attached to outstanding Common Shares.

VOTING AND REVOCABILITY OF PROXIES

   Each Common Share is entitled to one vote on all matters to come before the Meeting, except that shareholders have the right to cumulate their votes in the election of directors. This means that shareholders may multiply the number of votes to which they are entitled by the number of directors to be elected, and the whole number of such votes may be cast for one nominee or distributed among any two or more nominees. If you wish to cumulate your votes in this manner, you must clearly indicate on your proxy card your desire to cumulate and how many votes you wish to cast for each nominee.

   In the election of directors, assuming a quorum is present, the four nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for approval of Proposal 2 assuming a quorum is present with respect to such matter. Abstentions or the specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

   Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the four nominees for director, as provided under "Election of Directors" below (in equal amounts or cumulatively, as the persons voting the proxies may determine); FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1995 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments.

                           1. ELECTION OF DIRECTORS

   The Restated Articles of Incorporation and By-laws of the Company provide that the number of directors shall be eleven, to be divided into three classes as nearly equal in number as possible. The class which comes up for election at the 1995 Annual Meeting consists of four directors. The Board of Directors has nominated, and recommends the election of, the following four persons to serve as directors of the Company until the 1998 Annual Meeting or until their successors are elected and have qualified:

    William F. Hamilton, Ph.D.                   Mary R. (Nina) Henderson
      Wilson D. McElhinny                            Roderic H. Ross

   All the nominees are presently serving as directors of the Company, having previously been elected by the shareholders of the Company. Although the Board of Directors has no reason to believe any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than four directors.

   The following table sets forth, as of February 1, 1995, certain information with respect to each nominee for election as a director and each director whose term of office will continue after the Meeting:

                                                                             Present
                          Name, Age and                          Director     Term
                         Occupation((1))                           Since     Expires
                         --------------                          --------    -------
Vincent G. Bell, Jr., 69                                            1986      1996
 President of Verus Corporation, a financial management
 company. Director of Safeguard Scientifics, Inc. and of BHC
 Financial , Inc.

Jack Farber, 61                                                     1970      1997
 Chairman of the Board and President of CSS Industries, Inc.,
 a diversified holding company. Trustee of Pennsylvania Real
 Estate Investment Trust.

Robert B. Fritsch, 63                                               1987      1996
 President and Chief Operating Officer of the Company.

William F. Hamilton, Ph.D., 55                                      1986      1995
 Landau Professor of Management and Technology, The Wharton
 School, University of Pennsylvania. Director of Centocor Inc.
 and of Marlton Technologies, Inc.

                                      2

                                                                             Present
                          Name, Age and                          Director     Term
                         Occupation((1))                           Since     Expires
                         --------------                          --------    -------
Mary R. (Nina) Henderson, 44                                        1991      1995
 President of CPC Specialty Markets Group, affiliated companies of CPC International, Inc., a manufacturer and marketer of
 specialty foods and non-food products.

Gordon A. MacInnes, 53((2))                                         1970      1997
 New Jersey State Senator (since 1994) and writer under
 contract with 20th Century Fund, an operating charitable
 foundation. Previously a consultant in fund raising and
 public policy (1985-1990).

Wilson D. McElhinny, 65                                             1993      1995
 Chairman of the Board of IREX Corporation, a specialty
 contract company (since 1992). Previously Chairman, President and Chief Executive Officer (1988-1990), and Chairman of
 Executive Committee (1983-1992), of Hamilton Bank, and Vice
 Chairman of CoreStates Financial Corp. (1986-1990).

Ronald J. Naples, 49                                                1982      1997
 Chairman of the Board and Chief Executive Officer of the
 Company. Director of Quaker Chemical Co. and of Advanta Corp.

Robert H. Rock, D.B.A., 44                                          1989      1996
 President of MLR Enterprises, Inc., a publishing company
 which produces business publications, executive conferences and community newspapers. Director of R.P. Scherer
 Corporation and of Opinion Research Corp.

Roderic H. Ross, 64                                                 1978      1995
 Chairman of the Board, President and Chief Executive Officer of
 Keystone State Life Insurance Company. Director of PNC Bank
 Corp.

Victoria B. Vallely, 44((2)                                         1976      1996
 Director of the Company.

- ------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Mr. MacInnes is married to Ms. Vallely's sister. Both Mrs. MacInnes and
Ms. Vallely are daughters of the late George E. Bartol III, a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

   The Board of Directors held six formal meetings during fiscal 1994. The Company has standing Audit, Compensation, and Nominating Committees of its Board of Directors. The Audit Committee members are Messrs. Farber, Hamilton and McElhinny and Ms. Henderson. This Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent accountants, reviews with members of the Company's management and internal auditors and with the Company's independent accountants the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During fiscal 1994, the Audit Committee met twice. The Compensation Committee is composed of Messrs. Bell, MacInnes, Rock and Ross. This
Committee establishes the salaries of executive officers and makes recommendations to the Board of Directors regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. It also exercises administrative powers pursuant to certain of those plans. The Compensation Committee held four formal meetings during fiscal 1994. The members of the Nominating Committee are Messrs. Farber, MacInnes and Naples. The purpose of this Committee, which held one meeting during fiscal 1994, is to identify and recommend to the Board qualified individuals to serve as directors of the Company. The Nominating Committee has not determined whether it will consider nominees recommended by shareholders.

   In February 1995, the Board of Directors established an Executive Committee whose members are Messrs. MacInnes, Farber, Naples and Rock. The Executive Committee generally is empowered, subject to certain limitations, to exercise the authority of the Board between Board meetings. The Board also, from time to time, appoints special committees for specific purposes.

   During fiscal 1994, all directors attended in person or by conference telephone at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which they served.

COMPENSATION OF DIRECTORS

   The Company pays annual directors' fees of $10,000, plus $750 for each Board meeting and $750 ($1,000 for Committee Chairpersons) for each committee meeting attended, to each of its non-officer directors. The Company also reimburses directors for certain expenses incurred in attending Board and committee meetings. From time to time, the Company also compensates non-officer directors for special services but did not do so in fiscal 1994.

   The non-officer directors also participate in the 1994 Non-Employee Directors' Stock Option Plan. Pursuant to this Plan, each of the nine current non-officer directors on January 26, 1994 received one-time automatic grants of nonqualified stock options to purchase 5,000 Common Shares at an exercise price of $16.875 per share, which was the fair market value of a Common Share on the date of grant. Options granted under the Plan extend for a term of ten years (subject to earlier termination in certain circumstances) and become exercisable at the rate of 20% per year over five years commencing one year after the date of grant, subject to acceleration in limited circumstances. No other options have been granted under the Plan.

          2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The firm of Coopers & Lybrand L.L.P. served as the Company's independent accountants for fiscal 1994 and has been selected by the Board of Directors to serve in the same capacity for fiscal 1995. The shareholders will be asked to ratify this appointment at the Meeting.

   A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

                               3. OTHER MATTERS

   The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                            ADDITIONAL INFORMATION
      COMMON SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of February 1, 1995, certain information concerning the beneficial ownership of Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of such shares, (ii) each director and nominee for director of the Company,
(iii) each of the executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement, and (iv) all directors and executive officers of the Company as a group. Such information is based upon information provided to the Company by such persons.

                                                                 Common Shares           Percent
                                                                  Beneficially             of
                   Name of Beneficial Owner                       Owned((1))           Class((1))
- -----------------------------------------------------------  -------------------       -----------
Blair Bartol MacInnes                                              2,310,005(2)            14.3
Gordon A. MacInnes, director                                       2,763,724(2)(3)(4)      17.1
 c/o Hunt Manufacturing Co.
 One Commerce Square
 2005 Market Street
 Philadelphia, PA 19103
Richard J. Bove                                                    2,069,766(5))           12.8
 3700 Bell Atlantic Towers
 Philadelphia, PA 19103
Ariel Capital Management, Inc.                                     1,956,930(6)            12.1
 307 North Michigan Avenue
 Chicago, IL 60601
Mitchell Hutchins Institutional Investors Inc.                     1,277,100                7.9%
 1285 Avenue of the Americas
 New York, NY 10019
Vincent G. Bell, Jr., director                                         6,750(4)              *
Jack Farber, director                                                 24,960(4)              *
Robert B. Fritsch, director and executive officer                    206,759(8)             1.3
William F. Hamilton, director                                          2,500(4)(9)           *
Mary R. (Nina) Henderson, director                                     1,400(4)              *
Wilson D. McElhinny, director                                          2,750(4)              *
Ronald J. Naples, director and executive officer                     481,519(10)            2.9
Robert H. Rock, director                                               1,300(4)              *
Roderic H. Ross, director                                              7,475(4)              *
Victoria B. Vallely, director                                        132,296(4)(11)          *
William E. Chandler, executive officer                                14,525(12)             *
Spencer W. O'Meara, executive officer                                 76,744(13)             *
W. Ernest Precious, executive officer                                 66,070(14)             *
All directors and executive officers as a group (17 persons)       3,876,556(15)           23.3

- ------
*Less than 1%

(1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of class of an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

(2) Includes 2,150,165 shares as to which Blair Bartol MacInnes and Gordon A. MacInnes, her husband, share voting and dispositive power as the co-trustees of a 1988 trust (comprised of two subtrusts) established by the late George E. Bartol III (a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company, and the father of Mrs. MacInnes) for the benefit of his family. Does not include, in the case of Mrs. MacInnes, 192,900 shares owned by The Stockton Rush Bartol Foundation (a charitable foundation formed and funded by Mr. Bartol) of which Mrs. MacInnes is a director, or shares beneficially owned by Mr. MacInnes (other than shares in the 1988 trust referred to above), the beneficial ownership of which shares is disclaimed by Mrs. MacInnes.

(3) Also includes 532,293 shares as to which Mr. MacInnes has shared voting and dispositive power as co-trustee (with Katherine B. Lunt, another daughter of the late George E. Bartol III) of an irrevocable trust established by Mr. Bartol for the benefit of his grandchildren, and 74,529 shares held by Mr. MacInnes as custodian for his children. Does not include shares beneficially owned by Mrs. MacInnes (other than shares in the 1988 trust referred to in note 2 above), the beneficial ownership of which shares is disclaimed by Mr. MacInnes.

(4) Includes 1,000 shares which the named individual has the right to acquire by exercise of stock options under the 1994 Non-Employee Directors' Stock Option Plan.

(5) Represents shares held by Mr. Bove as successor and sole trustee under four irrevocable trusts established by the late George E. Bartol III for the benefit of Mr. Bartol's four adult daughters.

(6) According to information supplied by Ariel: the reported shareholdings include 1,694,415 shares as to which Ariel has sole voting power and 15,300 shares as to which Ariel has shared voting power; Ariel is a registered investment adviser; and all shares held by it are owned by its investment advisory clients, none of whom, to the knowledge of Ariel, owns more than 5% of the Company's Common Shares.

(7) According to information supplied by Mitchell Hutchins: Mitchell Hutchins is a registered investment adviser; and all shares held by it are owned by its investment advisory clients, none of whom, to the knowledge of Mitchell Hutchins, owns more than 5% of the Company's Common Shares.

(8) Includes 100,277 shares which Mr. Fritsch has the right to acquire by exercise of stock options, but does not include 31,787 shares owned by his wife, the beneficial ownership of which shares is disclaimed by Mr. Fritsch.

(9) Includes 1,500 shares held jointly with his wife.

(10) Includes 192,621 shares which Mr. Naples has the right to acquire by exercise of stock options and 11,250 shares held by the RSN Foundation (a charitable foundation) of which Mr. Naples and his wife are the trustees. Does not include 1,591 shares owned by his wife, the beneficial ownership of which shares is disclaimed by Mr. Naples.

(11) Does not include 192,900 shares owned by The Stockton Rush Bartol Foundation (a charitable foundation formed and funded by the late George E. Bartol III) of which Ms. Vallely is a director, or an aggregate of 51,287 shares beneficially owned by her husband directly or as trustee or custodian for their children, the beneficial ownership of which shares is disclaimed by Ms. Vallely.

(12) Includes 13,000 shares which Mr. Chandler has the right to acquire by exercise of stock options.

(13) Includes 65,597 shares which Mr. O'Meara has the right to acquire by exercise of stock options.

(14) Includes 63,455 shares which Mr. Precious has the right to acquire by exercise of stock options.

(15) Includes an aggregate of 513,587 shares which certain executive officers have the right to acquire by exercise of stock options. Excludes: (i) shares the beneficial ownership of which is disclaimed in the notes above, and (ii) an aggregate of 39,183 shares owned by the spouses of certain executive officers, the beneficial ownership of which shares is disclaimed by such officers.

                                    ------

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's Compensation Committee (the "Committee") is composed of four outside directors, none of whom has ever been an employee of the Company or any of its subsidiaries. The Committee makes recommendations to the full
Board of Directors regarding the adoption, extension, amendment, and termination of the Company's compensation plans and also administers certain of these plans. The Committee also reviews in conjunction with the Company's Chairman/Chief Executive Officer (the "CEO") the performance of other executive officers and establishes the salaries of the CEO and other executive officers. The Committee has provided the following report on executive compensation:

   The Committee has been guided by the following executive compensation philosophy of the Company:

       1. Align the interests of shareholders and management through a compensation program that provides a substantial proportion of executive officers' total compensation in the form of Company shares and options.

       2. Make a significant portion of total compensation for executive officers contingent upon the attainment of demanding performance goals that support growth in the Company's share value over time.

       3. Balance the objectives of short-term earnings increases and investment in the long-term financial health of the Company with an incentive compensation program that rewards improved profit performance with annual cash bonuses and stimulates a long-term perspective with cash and stock awards that are earned over a number of years.

       4. Enable the Company to attract and retain superior management by providing a very competitive total compensation package.

   Executive compensation consists primarily of three components: base salary, incentive compensation, and stock options/stock grants.

BASE SALARY

   The Company's policy has been to set base salaries for each executive officer position, including that of the CEO, at a level up to the seventy-fifth percentile when compared to compensation survey data avaliable for equivalent positions with other industrial, bonus-paying employers. The Company uses compensation studies, survey and outside consultants to monitor the Company's competitive executive compensation position and to recommend salary ranges and compensation changes to the Committee. These studies may include but are not limited to the peer group of companies used for the Shareholder Return Performance Graph on page 18 of this proxy statement. The base salaries of Executive Officers other than the CEO are set by the Compensation Committee with input from the CEO.

   The performances of the executive officers other than the CEO are reviewed annually by their superiors, and the results of such reviews are reported to the Committee by the CEO. The performance of the CEO is reviewed by the Board of Directors. The Committee adjusts executive officers' salaries with input from the CEO based on the quality of their individual performance and the relationship of their salary to their established salary range. Merit increases in the form of a one-time payment (as distinct from the annual bonuses) are granted under certain circumstances.

   Adjustments to the base salary of the CEO are governed by the same factors as other executive officers but also specifically take into account the Company's current financial performance as measured by earnings, balance sheet strength, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and representing the Company and its values to internal and external constituencies. These factors are largely subjective in nature and are not specifically weighted.

INCENTIVE COMPENSATION

   The Company's incentive compensation program has annual and long-term (currently three-year) components. The Committee approves goals at the beginning of each year for both the annual and three-year periods. Annual bonuses are based on achievement of a specific operating profit (profit before taxes) threshold which is established with references to the Company's prior year's results and management's budget for the current year. The maximum potential annual bonus award for executive officers is 30% to 35% of base salary, depending on the executive's position. For fiscal 1994, an annual bonus of up to 27% of base salary was paid to all executive officers resulting from an increase in profit before tax over prior year of 12.7%

   The purpose of the long-term component is to give incentives to executive officers to strive for sustained Company financial performance and to encourage balance in long-term and short-term decision making. Through grants by the Committee of performance units and performance shares under the Company's 1988
Long-Term Incentive Compensation Plan, executives are afforded the opportunity to earn cash and Company stock depending upon the extent to which return-on-capital-employed and earnings-per-share goals are met over a specified performance period, currently three years. (See note 2 to the Long-Term Incentive Plans-Awards table on page 13 of this proxy statement for information concerning the operation of this Plan). Depending on the executive's position, the full award that may be earned may reach 30% to 70% of base salary measured at the beginning of the performance period. The long-term compensation earned in any fiscal year is dependent upon performance for the full trailing three-year period. For the three-year performance period ending at the end of fiscal 1994, the long-term compensation earned was equal to 69% of the full cash amount and 58% of the maximum amount of shares which could have been earned. This was based on a three-year return-on-capital-employed of 20% and three- year cumulative earnings per share from continuing operations of $2.83.

STOCK OPTIONS/STOCK GRANTS

   The Company's 1993 Stock Option and Stock Grant Plan provides for grants by the Compensation Committee of incentive and/or non-qualified stock options, as well as grants of stock, to executive officers and others, thus tying a portion of executive compensation directly to the performance of the Company stock. The exercise price of the stock options under the Plan (and predecessor option plans) may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options become exercisable at least one year (usual practice has been two years) from the date of grant, subject to possible acceleration in certain circumstances, and usually expire ten years following the date of grant. Executive officers typically are granted stock options each year for a number of shares, the market value of which shares on the date of grant is in a range of 80% to 120% of the executive officer's base salary. Stock options at the general level of 100% of executive officers' base salaries were granted for fiscal 1994. However, in order to avoid the effect of proposed accounting rule changes that would have adversely affected the accounting treatment of stock options granted in the future, the Committee also granted in fiscal 1994 (and also in fiscal 1995) one additional year's worth of options which become exercisable in three years after the date of grant. These additional options are in lieu of options that would have been granted in future years. The Plan also provides for stock grants which require the payment of no purchase price and vest in not less than one year nor more than five years. No stock grants were awarded under the Plan in fiscal 1994.

   As previously indicated, executive officers' compensation is designed to make a substantial portion of total compensation contingent on attainment of demanding performance goals. This is particularly true for the CEO, whose variable incentive compensation comprises a significantly higher percentage of potential total compensation than for any other executive and is most heavily weighted toward sustained long-term Company performance. The Company believes that sustained positive performance against the measures incorporated in its incentive plans (return-on-capital-employed and growth in earnings-per-share and pre-tax profits) supports growth in share value over time.

   The following graphs illustrate this point. They show that during the fiscal 1991 period when the Company's earnings and return-on-capital-employed fell below the prior year, the total compensation of the CEO fell. In fiscal 1992, the CEO's total compensation continued to decline, even though the Company's financial performance improved, due to the requirement that both annual and long-term performance goals be achieved in order for potential total compensation to be realized. The CEO's total compensation increased in fiscal 1993 and 1994 reflecting, in large part, improvements in the Company's annual and long-term performance in fiscal 1992, 1993 and 1994.


|----------------------------------|     |------------------------------------|
|   RETURN ON CAPITAL EMPLOYED     |     |          EARNINGS PER SHARE        |
|     FISCAL YEARS 1990-1994       |     |      FROM CONTINUING OPERATIONS    |
|                                  |     |        FISCAL YEARS 1990-1994      |
| 25 |---------------------------| |     | 1.20 |--------------------------|  |
|    |                           | |     |      |                          |  |
|    |                     20.9% | |     | 1.10 |                    $1.07 |  |
|    |               20.2%       | |     |      |                          |  |
|    |         18.9%             | |     | 1.00 |                          |  |
| 20 |                           | |     |      |                $0.93     |  |
|    | 17.9%                     | |     |  .90 |                          |  |
|    |                           | |     |      |          $0.83           |  |
|    |                           | |     |  .80 | $0.75                    |  |
| 15 |      15.2%                | |     |      |                          |  |
|    |                           | |     |  .70 |                          |  |
|    |                           | |     |      |                          |  |
|    |                           | |     |  .60 |    $0.60                 |  |
|    |                           | |     |      |                          |  |
| 10 |--|-----|----|----|-----|--| |     |  .50 |--|-----|----|----|----|--|  |
|     1990  1991 1992 1993  1994   |     |       1990  1991 1992 1993 1994    |
|                YEAR              |     |                  YEAR              |
|----------------------------------|     |------------------------------------|
% RETURN ON CAPITAL EMPLOYED               EARNINGS PER SHARE


                  |-----------------------------------------------|
                  |               CEO TOTAL COMPENSATION          |
                  |                FISCAL YEARS 1990-1994         |
                  | 650,000 |----------------------------------|  |
                  |         |                         $628,437 |  |
                  | 600,000 |                                  |  |
                  |         |                                  |  |
                  | 550,000 |               $509,088           |  |
                  |         | $457,871                         |  |
                  | 500,000 |       $429,908                   |  |
                  |         |                                  |  |
                  | 450,000 |                                  |  |
                  |         |                                  |  |
                  | 400,000 |                                  |  |
                  |         |                                  |  |
                  | 350,000 |----|------|------|------|------|-|  |
                  |            1990   1991   1992   1993   1994   |
                  |                          YEAR                 |
                  |-----------------------------------------------|
                                     CEO TOTAL COMPENSATION


           February 1, 1995         Compensation Committee:
                                        Vincent G. Bell, Jr., Chairman
                                        Gordon A. MacInnes
                                        Robert H. Rock
                                        Roderic H. Ross

SUMMARY COMPENSATION TABLE

   The following table sets forth certain information concerning the annual and long-term compensation paid or accrued to or for: (i) the Company's
Chief Executive Officer and (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1994, 1993 and 1992:

                                                                            Long-Term Compensation
                                                                    -------------------------------------
                                         Annual Compensation                  Awards             Payouts
                                ----------------------------------- ------------------------- -----------
                                                           Other                                Long-Term   All Other
        Name and                                          Annual      Restricted   Securities   Incentive    Compen-
        Principal                             Bonus       Compen-       Stock      Underlying     Plans      sation
        Position           Year    Salary      (1)        sation       Award(s)     Options        (2)         (3)
- -----------------------  ------ ---------- ---------- ------------- ------------ ------------ ----------- -----------
Ronald J. Naples           1994   $378,583   $102,926        --          --          54,500     $146,928     $2,250
 Chairman and Chief        1993   $357,900   $ 86,520        --          --          27,000     $ 64,668     $2,249
 Executive Officer         1992   $343,217   $ 34,490        --          --          27,000         --       $3,051

Robert B. Fritsch          1994   $236,875   $ 61,550        --          --          34,000     $ 58,985     $2,250
 President and Chief       1993   $221,083   $ 52,325        --          --          16,800     $ 25,967     $2,249
 Operating Officer         1992   $212,177   $ 21,650        --          --          16,800         --       $3,134

William E. Chandler        1994   $193,000   $ 48,994        --          --          26,200     $ 45,434     $2,250
 Senior Vice President,    1993   $188,801   $ 44,390   $256,675(5)      --          13,000     $ 13,103     $2,794
 Finance and               1992   $ 39,965   $  3,997        --          --             --          --          --
 Secretary (4)

Spencer W. O'Meara         1994   $179,327   $ 44,230        --          --          22,500     $ 29,048     $2,250
 Vice President and        1993   $165,930   $ 39,537        --          --          11,000     $ 11,087     $2,249
 General Manager           1992   $154,032   $ 19,793        --          --          10,000         --       $3,226

W. Ernest Precious         1994   $162,200   $ 39,934        --          --          22,500     $ 25,390     $2,250
 Vice President and        1993   $147,400   $ 33,902        --          --          11,000     $ 10,404     $2,249
 General Manager           1992   $137,667   $ 13,900    $31,935(5)      --          10,000         --       $3,349

- ------
(1) Includes annual bonuses awarded under the Company's Incentive
Compensation Program for the respective fiscal years. Also includes a salary merit increase in the form of a one-time payment which was granted to Mr. O'Meara ($4,350) in fiscal 1992.

(2) Includes cash and Common Shares, valued using the share price on the date of vesting, paid in respect of Performance Units and Performance Shares awarded under the Company's 1988 Long-Term Compensation Plan for the three-year performance periods 1992-1994 and 1991-1993. No payments were made in respect of the performance period 1990-1992, since the performance threshold was not met.

(3) Includes contributions made by the Company under its Savings Plan and premiums paid by the Company for group term life insurance coverage. Does not include contributions made by the Company with respect to the Pension Plan and Supplemental Executive Benefits Plan (see the Pension Table on page 15 of this proxy statement).

(4) Mr. Chandler was hired in September, 1992 to succeed Rudolph M. Peins, Jr., the previous Senior Vice President of the Company, who retired in February 1993. The annual salary amount with respect to fiscal 1992 represents the portion of Mr. Chandler's initial salary of $185,000 earned from his hire date. Mr. Chandler's 1992 bonus was paid on a prorata basis.

(5) Includes reimbursements for $149,003 of relocation expenses and $104,009 of related taxes for Mr. Chandler in 1993, and reimbursements for $30,060 of taxes for Mr. Precious in 1992 related to relocation expenses incurred and reimbursed in 1991. Also includes various other perquisites or personal benefits.

LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL 1994

   The table below sets forth certain information concerning Performance Unit Awards and Performance Share Awards (collectively "Incentive Awards") granted to the Named Officers pursuant to the Company's 1988 Long-Term Incentive Compensation Plan (the "Long-Term Plan") during fiscal 1994:

                                                                  Estimated Future Payouts
                                                                      under Non-Stock
                                                                     Price-Based Plans
                                                 Performance   ------------------------------
                              Number of          Period Until
                           Shares or Other      Maturities or   Threshold   Target   Maximum
       Name(1)              Rights(#)(2)            Payout         (#)      (#)(3)     (#)
- -------------------  ------------------------- -------------- ----------- -------- ---------
Ronald J. Naples    40,811 Performance Units   fiscal 1994-96     4,081     22,446   40,811
                     6,004 Performance Shares  fiscal 1994-96       600      3,302    6,004

Robert B. Fritsch   16,557 Performance Units   fiscal 1994-96     1,656      9,107   16,557
                     2,436 Performance Shares  fiscal 1994-96       244      1,340    2,436

William E. Chandler 12,485 Performance Units   fiscal 1994-96     1,249      6,867   12,485
                     1,837 Performance Shares  fiscal 1994-96       184      1,011    1,837

Spencer W. O'Meara   8,340 Performance Units   fiscal 1994-96       834      4,587    8,340
                     1,227 Performance Shares  fiscal 1994-96       123        675    1,227

W. Ernest Precious   7,151 Performance Units   fiscal 1994-96       715      3,933    7,151
                     1,052 Performance Shares  fiscal 1994-96       105        579    1,052

- ------
(1) See the Summary Compensation Table for titles of the individual Named Officers.

(2) The Incentive Award grants set forth above represent the maximum potential amounts of Performance Units and Performance Shares which may be earned by the recipients. The performance levels established for determining the number (as opposed to the value) of Performance Units and Performance Shares, if any, which are actually earned by the recipients under the particular grants are based upon the Company's return-on-capital-employed (i.e. earnings before interest and taxes, divided by the average of total assets less total current liabilities exclusive of any deferred income tax asset or liability) ("ROCE") for this performance period. The maximum amount of the indicated Performance Units and Performance Shares will be deemed earned if the average ROCE for the fiscal 1994-95 performance period equals or exceeds established levels, with lesser amounts of such awards being earned for various levels of ROCE, down to a minimum level. No portion of the indicated Performance Unit or Performance Share Awards will be deemed earned if the ROCE is below the minimum level. The value of each of the Performance Units (i.e. the amount of cash which participants will be entitled to receive for each Performance Unit earned) will be equal to the cumulative net earnings per Common Share for the performance period. The value of Common Shares earned pursuant to Performance Share Awards will depend upon the market value of the earned shares at the time.

(3) The Long-Term Plan does not recognize the concept of a "target" award, since awards will be prorated if the ROCE achieved during the performance period is between the threshold and maximum levels. The amounts set forth in this column assume the attainment of ROCE midway between the threshold and maximum levels.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

   The following table sets forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 1994 and unexercised stock options held by them at the end of fiscal 1994:

                          OPTION GRANTS IN FISCAL 1994

                            Individual Grants
- --------------------------------------------------------------------------
                       Number of    Percentage of
                         Shares     Total Options   Exercise
                       Underlying    Granted to     or Base                   Grant
                        Options     Employees in     Price     Expiration     Date
Name (1)               Granted(2)   Fiscal 1994     ($/Sh)        Date       Value(3)
- -------------------   ------------  ------------   ----------  -----------   ---------
Ronald J. Naples        54,500           16%         $15.63      12/7/03      $247,430
Robert B. Fritsch       34,000           10%         $15.63      12/7/03      $154,360
William E. Chandler     26,200            8%         $15.63      12/7/03      $118,948
Spencer W. O'Meara      22,500            7%         $15.63      12/7/03      $102,150
W. Ernest Precious      22,500            7%         $15.63      12/7/03      $102,150

- ------
(1) See the Summary Compensation Table for titles of the individual Named Officers.

(2) All options were granted under the 1993 Stock Option and Stock Grant Plan on December 7, 1993 at fair market value and become exercisable in essentially equal amounts two years and three years after the date of grant, subject to possible acceleration in certain events. In order to avoid the effect of proposed accounting rule changes that would have adversely affected the accounting treatment of stock options in the future, the equivalent of two years worth of options were granted in fiscal 1994.

(3) Based on the modified Black-Scholes extended binomial option valuation model adapted for use in valuing executive stock options. The estimated value under this model assumes: (i) an expected option term of six years, which represents the assumed average period from grant date of option to their exercise date, (ii) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to that of the adjusted option term, (iii) volatility calculated using monthly stock prices for the ten years prior to the grant date, and (iv) dividends at a rate of 2.03% based on the average dividends paid over the ten- year period prior to the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the model.

                  AGGREGATE OPTION EXERCISES IN FISCAL 1994
                      AND FISCAL YEAR-END OPTION VALUES

                                                   Number of Shares         Value of Unexercised
                                               Underlying Unexercised       In-the-Money Options at
                                                Options at FY-End (#)             FY-End ($)
                        Shares       Value            (shares)                       (4)
                     Acquired on   Realized --------------------------  ----------------------------
Name(1)              Exercise(2)     (3)    Exercisable  Unexercisable   Exercisable   Unexercisable
- -----------------    -----------   -------- -----------  -------------   -----------   --------------
Ronald J. Naples      --           --         202,746       81,500        $520,523        $32,130
Robert B. Fritsch    5,274      $56,278        83,477       50,800        $99,281         $19,992
William E. Chandler   --           --           --          39,200           --           $15,470
Spencer W. O'Meara    --           --          54,597       33,500        $62,578         $13,090
W. Ernest Precious    --           --          52,455       33,500        $76,624         $13,090

- ------
(1) See the Summary Compensation Table for titles of the individual Named Officers.

(2) All options reflected in this table were granted under the Company's 1978 Stock Option Plan or its 1983 Plan.

(3) The value is calculated by subtracting the exercise price from the fair market value of the shares underlying the options as of the exercise date.

(4) The values are calculated by subtracting the exercise price from the fair market value of the securities underlying the options at November 25, 1994.

PENSION PLANS

   The following table sets forth the estimated annual retirement benefits payable under the Company's Pension Plan and Supplemental Executive Benefits Plan (the "Supplemental Plan") to participants in both Plans, assuming they retired at age 65 in fiscal 1995 with the indicated levels of compensation and years of benefit service:


                                             Years of Service
            -----------------------------------------------------------------------------
Remun-
eration          10         15         20         25         30         35      40 or More
- ----------  ---------- ---------- ---------- ---------- ---------- ---------- ------------
$100,000      $ 20,000   $ 30,000   $ 40,000   $ 50,000   $ 55,000   $ 60,000    $ 60,000
 150,000      $ 30,000   $ 45,000   $ 60,000   $ 75,000   $ 82,500   $ 90,000    $ 90,000
 200,000      $ 40,000   $ 60,000   $ 80,000   $100,000   $110,000   $120,000    $120,000
 250,000      $ 50,000   $ 75,000   $100,000   $125,000   $137,500   $150,000    $150,000
 300,000      $ 60,000   $ 90,000   $120,000   $150,000   $165,000   $180,000    $180,000
 350,000      $ 70,000   $105,000   $140,000   $175,000   $192,500   $210,000    $210,000
 400,000      $ 80,000   $120,000   $160,000   $200,000   $220,000   $240,000    $240,000
 450,000      $ 90,000   $135,000   $180,000   $225,000   $247,500   $270,000    $270,000
 500,000      $100,000   $150,000   $200,000   $250,000   $275,000   $300,000    $300,000
 550,000      $110,000   $165,000   $220,000   $275,000   $302,500   $330,000    $330,000
 600,000      $120,000   $180,000   $240,000   $300,000   $350,000   $360,000    $360,000

- ------
(1) For the 1995 Plan year, amounts of benefits in the above table exceeding $120,000 could not be paid under the Pension Plan but would be paid pursuant to the Supplemental Plan.

   As used in the above table, the term, "Remuneration" means covered compensation (as defined below) averaged over a participant's highest five consecutive calendar years out of the last ten calendar years of employment. Covered compensation essentially means wages or salary, bonus, salary reductions elected under the Company's Savings Plan, and any cash awards under the Company's Long-Term Incentive Compensation Plan, except that, for the purposes of determining Remuneration under the Pension Plan, but not the Supplemental Plan, only covered compensation not in excess of limitations imposed by the Internal Revenue Code ($150,000 for the 1994 Plan year) may be taken into account. The covered compensation of the Named Officers for fiscal 1994 was as follows: Mr. Naples -- $628,437; Mr. Fritsch -- $357,410; Mr. Chandler -- $287,428; Mr.
O'Meara -- $252,605; and Mr. Precious -- $227,524.

   The approximate present years of benefit service for the Named Officers are as follows: Mr. Naples -- 18 years; Mr. Fritsch -- 26 years; Mr. Chandler --
2 years; Mr. O'Meara -- 15 years; and Mr. Precious -- 17 years. For purposes of calculating benefits, a participant may not be credited with more than 40 years of service under the Pension Plan or 35 years of service under the Supplemental Plan.

   Retirement benefits shown in the above table have been computed on a single-life annuity basis and are not subject to any deduction for Social Security or other offset amount.

   The Pension Plan generally covers employees (including executive officers but excluding certain non-resident aliens) who are not covered by a collective bargaining agreement. The Supplemental Plan, which was adopted during fiscal 1992, provides supplemental benefits only to executive officers and other officers. In 1994 the Company added an elective salary deferral feature to this plan. Contributions to this portion of the Plan will begin in fiscal 1995.

EMPLOYMENT-SEVERANCE AGREEMENTS

   Since 1990 the Company has had employment-severance (change in control) agreements with all executive officers, as well as with other officers and certain key employees. In 1994 these agreements were extended, with relatively minor modifications, through December 31, 1999. Under the agreements with executive officers, in the event of a change in control (as defined) of the Company, the agreements would become effective and would provide for the executive officers' continued employment by the Company, generally for a period of two years following the change in control and generally at not less than their recent compensation and benefit levels. If within such two-year period an executive officer's employment is terminated by the Company without cause or if such executive officer resigns in certain specified circumstances, then the executive officer generally is entitled to the payment of a severance allowance equal to approximately twice (2.99 times in the case of the Chairman and Chief Executive Officer) his or her recent annual cash compensation level (including cash amounts earned under incentive compensation plans) and to the continuation of life and health insurance plans and certain other benefits for up to two years (three years in the case of the Chairman and Chief Executive Officer) following such termination of employment.

   The Company also has an additional severance agreement with William E. Chandler, Senior Vice President, Finance and Chief Financial Officer of the Company.

Under the terms of this agreement the Company is obligated to pay Mr. Chandler severance equivalent to up to two years' base compensation if he is terminated within varying periods up to five years from his date of hire (September 1992) as a result of top management turnover or for any other reason other than his death, disability, voluntary resignation or discharge for cause. In the event of a termination of Mr. Chandler's employment, which is covered under the terms of the employment-severance agreement described in the preceding paragraph, the terms of that employment- severance agreement would supersede the severance arrangement described in this paragraph.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph compares for fiscal years 1990 through 1994 the yearly change in the cumulative total return to holders of Common Shares of the Company with the cumulative total return of the Standard & Poor's Composite
- -- 500 Index (the "S&P 500") and of an index of peer group companies selected by the Company (the "Peer Group").

Dollars

180  |-------------------------------------------------------------------|
     |                                                                   |
160  |                                                                   |
     |                                                                 S |
140  |                                                    S              |
     |                                        S                          |
120  |                                                                   |
     |                          S                                        |
100  |          S                                         P            P |
     |                          P             P                          |
 80  |          P               H                         H              |
     |                                        H                        H |
 60  |          H                                                        |
     |                                                                   |
 40  |                                                                   |
     |                                                                   |
 20  |-----------|--------------|--------------|-------------|-----------|
   1989        1990           1991           1992          1993        1994

   H = Hunt Manufacturing Co.   S = S&P 500 Index    P = Peer Group Index


                             1989     1990     1991   1992    1993   1994
                             ----     ----     ----   ----    ----   ----
Hunt Manufacturing Co        100      55        71     68      78     73
S&P 500 Index                100      97       116    138     152    153
Peer Group Index             100      76        80     85     101    101


   The Company elected to use the Peer Group Index rather than a published industry or line of business index because the Company is not aware of any such published index which it believes is as appropriate for comparative cumulative total return purposes. The Peer Group consists of 20 publicly-held companies of various sizes.(1) Although none of these Peer Group companies is directly comparable with the Company in terms of all businesses engaged in, there are similarities in respect of certain products offered, specific lines of business and/or channels of distribution. For the purposes of the Peer Group Index, the Peer Group companies including the Company

- ------
(1) The Peer Group consists of Acme United Corporation; American Business Products Inc.; Aspen Imaging International Inc.; Avery Dennison Corporation; Bush Industries Inc.; A.T. Cross Company; Dixon Ticonderoga Company; Duplex Products Inc.; Ennis Business Forms Inc.; General Binding Corporation; Herman Miller Inc.; HON Industries; Moore Corporation Limited; Nashua Corporation; Paris Business Forms Inc.; S L Industries Inc.; Shelby Williams Industries Inc.; Tab Products Co.; Virco Mfg. Corporation; and Zero Corporation.

have been weighted based upon their relative market capitalizations. In calculating the value of a given index, the returns of the individual Peer Group companies and the Company are weighted according to their market capitalization as of the beginning of each period for which a return is indicated. In future years, the Company may utilize another published index, rather than the Peer Group Index, if an appropriate published index can be found.

   The above graph assumes that the value of the investment in Hunt Manufacturing Co., the S&P Composite--500 Index companies and the Peer Group Index companies was $100 on November 30, 1989, and that all dividends were reinvested. The performance as reported above provides no assurances that this performance will continue in the future.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Under the terms of separate agreements between the Company and Mr. Naples and Mr. Fritsch, the Company agreed to lend to Mr. Naples and Mr. Fritsch each year, if they so request, an amount up to the total incremental taxes incurred by them for such year as a result of the receipt of Common Shares upon vesting of stock grants under the 1983 Plan. Such loans may be for terms of up to ten years, are secured by Common Shares or other collateral satisfactory to the Board of Directors, and bear interest, payable annually, based upon the minimum applicable interest rate established under the Internal Revenue Code. The terms of certain of these loans were extended (but not beyond ten years from the date of their origination) and the interest rates reset during fiscal 1994. From the beginning of the Company's 1994 fiscal year through February 1, 1995, the largest aggregate amount of loans to Mr. Naples and Mr. Fritsch under these agreements were $582,644 and $42,157, respectively. These loans bore interest at rates ranging from 3.61% to 3.96% during fiscal 1994. As of February 1, 1995, the outstanding balance of loans to Mr. Naples and Mr. Fritsch were $533,871 and $42,157, rspectively.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other holders of such shares (collectively, "Covered Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and other equity securities of the Company.

   Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with on a timely basis in fiscal 1994.

                           SOLICITATION OF PROXIES

   The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specially compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                            SHAREHOLDER PROPOSALS

   In order to be eligible for inclusion in the Company's proxy materials for the 1996 Annual Meeting, shareholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than November 20, 1995.

                                MISCELLANEOUS

   A copy of the Company's 1994 Annual Report to Shareholders is also enclosed but is not to be regarded as proxy solicitation material.

   THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON SHARES, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 1994. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

                                         By order of the Board of Directors,
                                         WILLIAM E. CHANDLER, Secretary

March 3, 1995

HUNT MANUFACTURING CO. -- Proxy Solicited on Behalf of the Board of Directors
               Annual Meeting of Shareholders -- April 19, 1995
- -----------------------------------------------------------------------------

     The undersigned hereby appoint(s) Ronald J. Naples, Robert B. Fritsch and William E. Chandler, or any of them, with full power of substitution, proxies to vote, as designated below, all the Common Shares of Hunt Manufacturing Co. held of record by the undersigned on February 17, 1995, at the Annual Meeting of Shareholders to be held on April 19, 1995, and at any adjournments thereof.

      (1) Election of directors:
      [ ] AUTHORITY GRANTED      [ ] AUTHORITY WITHHELD
          to vote for all nominees
         (except as marked to the contrary below)
William F. Hamilton, Ph.D., Mary R. (Nina) Henderson, Wilson D. McElhinny,
                               Roderic H. Ross

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE BUT LESS THAN ALL OF THE NOMINEES NAMED ABOVE, OR TO CUMULATE YOUR VOTES FOR ANY SUCH NOMINEE(S), SO INDICATE ON THE LINE PROVIDED BELOW.
- -----------------------------------------------------------------------------

       (2) Ratification of the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for fiscal 1995:
                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
and, to the extent permitted by the Rules of the Securities and Exchange Commission, upon such other matters as may properly come before the meeting and any adjournments thereof.

             (Continued, and to be dated and signed, on other side)









(Continued from other side)
  This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 ABOVE (IN EQUAL AMOUNTS OR CUMULATIVELY, AS THE PROXIES MAY DETERMINE) OR, IF ANY SUCH NOMINEE(S) SHOULD BE UNABLE TO SERVE, FOR SUCH OTHER PERSON(S) AS MAY BE RECOMMENDED BY THE BOARD OF DIRECTORS; FOR THE PROPOSAL SET FORTH IN ITEM 2 AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

  Please date and sign exactly as your name appears below. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner etc. give full title.

                                        Dated .......................... , 1995

                                        .......................................
                                                       Signature

                                        .......................................
                                                       Signature

                                        PLEASE DATE, SIGN AND RETURN THIS PROXY
                                           PROMPTLY IN THE ENCLOSED ENVELOPE

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    /X/
Filed by a Party other than the Registrant
    Check the appropriate box:
    / / Preliminary Proxy Statement
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a012


                             HUNT MANUFACTURING CO.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             HUNT MANUFACTURING CO.
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii); 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each part to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:


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2)  Aggregate number of securities to which the transaction applies:


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3)  Per unit or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11:


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4)  Proposed maximum aggregate value of transaction:


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/ / Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2)
    and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)  Amount previously paid:


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2)  Form, Schedule or Registration Statement No.


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3)  Filing Party:


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4)  Date Filed:


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    Set forth the amount on which the filing fee is calculated and state how it was determined.